EXHIBIT 5.1

          April 25, 2013

Triple-S Management Corporation
1441 F.D. Roosevelt Ave., 6th Floor
San Juan, Puerto Rico 00920

Re:	Triple-S Management Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (File Number 333-187082), as amended and supplemented (the “Registration Statement”), filed by Triple-S Management Corporation, a Puerto Rico corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on March 6, 2013, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of the Company’s Class B common stock resulting from the conversion of Class A common stock (the “Class A Stock”) convertible into Class B common stock (such converted Class B common stock, the “Stock”) that will be sold by certain selling shareholders of the Company to be named in a supplement to the prospectus included in the Registration Statement (the “Selling Shareholders”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, instruments and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Triple-S Management Corporation
April 25, 2013

In connection with our opinions expressed below, we have assumed that, at or prior to delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act, that the shares of Stock will have been registered under the Securities Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded, and that there will not have occurred any change in law affecting the validity of such shares of Stock.

We are admitted to practice law in the Commonwealth of Puerto Rico, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the Commonwealth of Puerto Rico.

Based upon and subject to the foregoing, we are of the opinion that the Class A Stock is validly issued, fully paid and non-assessable; and when the shares of Class A Stock delivered by the Selling Shareholders to the Company have been duly converted by the Company into shares of Stock, the shares of Stock to be sold by the Selling Shareholders will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Validity of Securities” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

This opinion is intended solely for use in connection with the issuance and sale of Stock subject to the Registration Statement and is not to be relied upon for any other purpose.  This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examinations.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours, /s/ PIETRANTONI MENDEZ & ALVAREZ LLC